UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016 (May 17, 2016)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626

(Address of Principal Executive Offices) (Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On May 5, 2016, TTM Technologies, Inc. (the “Company”) issued a press release announcing the participation of its management team in certain upcoming investor conferences, and its hosting of an “analyst day.” As disclosed in the press release, the Company arranged for the simultaneous webcast of each event on the Company’s website, and for a replay of each event to be accessible for a limited period of time. The Company also prepared an investor presentation for use (or portions thereof) at these events. Copies of the press release and a form of the investor presentation furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release

Exhibit 99.2	Form of TTM Technologies, Inc. Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 23, 2016	/s/ Daniel J. Weber
	By:	Daniel J. Weber
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release

99.2	Form of TTM Technologies, Inc. Investor Presentation